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                                                                    Exhibit 10.1

                                Corporate Banking

                                    Services


                            Advice of Borrowing Terms
                                       for

                            INLITE COMPUTERS LIMITED


                                      From:
                       CRAWLEY COMMERCIAL BUSINESS CENTRE

                                19 February 2002


                                 [NATWEST LOGO]
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                            ADVICE OF BORROWING TERMS

RELATIONSHIP OFFICE: Crawley Commercial Business
                     Centre                               DATE: 19 February 2002

              BORROWER(S)                                 REGISTERED NUMBER:
      Inlite Computers Limited                                 3106266

We intend that the facilities listed in Part 1 of the attached Facility Schedule (the "on-demand facilities") should remain available to the borrower(s) until 6 June 2002 and all facilities should be reviewed on or before that date. The facilities are, however, subject to the following:-

-        the terms and conditions below,

- the specific conditions applicable to an individual facility as detailed in the Facility Schedule,

-        the Security detailed in the attached Security Schedule, and

-        the attached General Terms.

ALL AMOUNTS OUTSTANDING ARE REPAYABLE ON DEMAND WHICH MAY BE MADE BY US AT OUR DISCRETION AT ANY TIME AND THE FACILITIES MAY BE WITHDRAWN, REDUCED, MADE SUBJECT TO FURTHER CONDITIONS OR OTHERWISE VARIED BY US GIVING NOTICE IN WRITING.

CONDITIONS:

The following conditions must be satisfied at all times while the facilities are outstanding, but this will not affect our right to demand repayment at any time:

- Monthly management accounts to be provided to us within 21 days of the end of the month to which they relate

- Audited accounts to be provided to us within 180 days of the financial year-end to which they relate.

- The overdraft facility is to be used to meet any cash shortfall, which cannot be, covered by either the agreed GLE ID line, or the stretching of creditors. It is envisaged that usage will be primarily to support the company with their requirements to hold stock per agreed SLA's or as part of a phased contract.



/s/ Alan Curtis

ALAN CURTIS
MANAGER, COMMERCIAL BANKING
For and on behalf of
National Westminster Bank Plc

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ACCEPTANCE:

To signify your agreement to the terms and conditions outlined above please sign and return the enclosed copy of this Advice of Borrowing Terms within 10 days.

                               FORM OF ACCEPTANCE

I accept the facility/facilities on the above terms and conditions and confirm that I have been authorised by the Board(s) of Directors of the Borrower(s) (copy Resolution enclosed) to sign this Form of Acceptance on behalf of the Borrower(s).

By (name and title):                                    Date
For and on behalf of: INLITE COMPUTERS LIMITED

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                                Facility Schedule

                     PART 1 - FACILITIES REPAYABLE ON DEMAND
                             OVERDRAFT: - BASE RATE

ACCOUNT NUMBER:                     53558286  60-06-20
NAME OF BORROWER                    Inlite Computers Limited
LIMIT:                              L150,000.
PURPOSE:                            To finance working capital
REPAYMENT:                          Fully fluctuating
1ST DEBIT INTEREST RATE:            2.25% above the Bank's Base rate
2ND DEBIT INTEREST RATE:            4.25% above the Bank's Base rate on
                                    borrowing in excess of agreed facilities.
INTEREST PAYABLE:                   Monthly
ARRANGEMENT FEE:                    LNil

EXCESS FEES:                        We will be entitled to charge an excess fee
                                    (Referral fee) at the Bank's published rate for each day any agreed limit is exceeded
                                    (see our "Services & Charges for Business
                                    Customers" brochure for details).

PART 2 - FACILITIES SUBJECT TO SEPARATE DOCUMENTATION:

The following facilities are made available on the terms of the separate documentation between us.

    NAME OF BORROWER      FACILITY AND PURPOSE    AMOUNT        DATE AGREEMENT
                                                     L              SIGNED
Inlite Computers Limited     Business Card        L10,000.       30/10/1995


                                SECURITY SCHEDULE

We rely on the security detailed below (and require additional security where specified) to repay, on demand, all your current and future liabilities (both actual and contingent) to us. These liabilities include, without limitation, those incurred by you under the facility(ies) specified in the Facility Schedule.

DATE EXECUTED/NEW:                SECURITY:                GIVEN/TO BE GIVEN BY:
13/02/2001          Legal Mortgage over lease granted in    Copy Data Limited
                    favour of Copy Data relating to The
                    Arena, Raleigh Court, Priestley Way,
                    Crawley, West Sussex

30/03/1999          Guarantee Limited to L50,000           Kevin Michael O'Brien
13/02/2001          Guarantee Limited to L160,000          Eric Arthur O'Brien
                    (supporting security held)

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General Terms

This section sets out in more detail the basis on which we make facilities available to you. It covers issues such as how limits and interest are calculated, how we can vary agreed terms and what we mean by "on demand."

         These General Terms apply to all on demand facilities listed in the Advice of Borrowing Terms (the "AOBI"), BUT DO NOT APPLY TO THOSE FACILITIES WHICH ARE SUBJECT TO SEPARATE DOCUMENTATION, unless such documentation expressly incorporates these General Terms. In cases where the expression "you" includes more than one person (for example joint account holders) it shall be taken to refer to all or any one of more of you, and your obligations shall be joint and several.

- INDEPENDENT ADVICE. Unless we expressly agree in writing to do so we do not hold ourselves out as providing advice on or considering the general suitability of facilities for your particular circumstances [including tax] and neither we nor our employees shall be liable for any indications given as to such suitability. We make no warranties or representations about the advisability of any underlying transaction entered into by you. You should obtain independent professional advice on such matters, and upon any security or guarantee required by us.

- ACCEPTANCE. Any offer of a facility must be accepted within the time period specified in the AOBT. We may, at our option, treat any usage of any of these facilities as acceptance (without amendment) of the terms and conditions of the AOBT.


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-    AVAILABILITY. Our normal practice is to review all credit facilities periodically. Any references in the AOBT to a review at, or availability until, a future date are merely indicative of our current intention and we may, at our discretion, review on demand facilities at an earlier date. Facilities which are not loans or overdrafts are offered on the basis that there is no commitment on our part to enter into any such facility with you. We may, at our absolute discretion, decide whether a utilisation may be made and any conditions subject to which utilisation may be made.

- REPAYMENT. Notwithstanding any reference to review or availability or repayment term in the AOBT, all facilities ARE REPAYABLE ON DEMAND which we may make at our sole discretion at any time and may be noticed by withdrawn reduced or made subject to (further) conditions or otherwise varied. You must ensure that we receive by way of repayment, the full amount of any indebtedness irrespective of any taxes, duties or changes, in immediately available funds in the currency in which the facility is outstanding at the branch or office where the facilities are provided.

- VARIATION AND WAIVER. We may vary these General Terms by giving one month's written notice to you. If a change in any currency of the United Kingdom occurs [including INTRODUCTION OF THE EURO), the AOBT and these General Terms will be amended to the extent we specify to reflect the change in currency and put us in the same position, so far as possible, that we would have been in if no change in currency had occurred. If we refrain from exercising any of our rights this shall not preclude us from exercising any rights at a later date.


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-    LIMITS.  The limits specified in the AOBT or the Facility Schedule for each facility and/or each account (including any Group or Composite Facility limits) must not at any time be exceeded. In addition, the aggregate utilization of any Composite and/or Group Limit specified for any group of accounts and/or facilities must not be exceeded, notwithstanding the total of any individual or sub limits allocated. If we have agreed that there will be a gross limit for one or more facilities, this means that the aggregate utilization of those facilities must not at any time exceed the gross limit. If we have agreed that there will be a net limit for one or more facilities, this means that the aggregate utilization of those facilities, less the aggregate amount of the cleared credit balances on the accounts specified by us in the AOBT, will not exceed the net limit
     (if no accounts are specified we may determine which accounts are utilized for this purpose). We are not obliged to allow or continue to allow any borrowing in excess of agreed facilities. Any reference to a particular account will include any successor account.

- INTEREST. All interest notes are variable. Interest is payable monthly or quarterly (as detailed in the AOBT) on our usual charging days and on final repayment of the indebtedness. Interest accrues on the daily cleared debit balance on the account(s) concerned at the annual rate or rates shown in the AOBT (both before and after demand and/or judgment). It is calculated on the basis of a 365 day year for sterling (and either a 365 or 360 day year for currencies other than sterling or on such other basis as we may from time to time specify) and the actual number of days elapsed and is compounded monthly or quarterly. Our variable unarranged borrowing rate for the relevant currency will apply to any indebtedness


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     from time to time (i) in excess of agreed facilities or (ii) outstanding after the expiry date of agreed facilities or, in respect of (i) only, such other interest rate as we may specify.

- CHANGES TO INTEREST. We may alter the basis on which interest is calculated including the size of the interest margin charged over our Base Rate or other published rate and/or the amount of any regular repayments of facilities which are repayable on demand by providing you with one month's written notice. As a change in our Base Rate or other variable rate is not an alteration of the basis upon which interest is calculated, no written notice need be given of such a change. Changes in our Base Rate or other published rates take effect when made. Details of current rates are available from any branch or office, and are published in selected national newspapers. Omission to publish details of any change in a newspaper shall not stop the change from taking effect. For a currency account, written notice of changes to the relevant Currency Base Rate will normally be given, although failureu to do so will not stop the change taking effect when made.

- FEES. Fees quoted exclude charges for money transmission or similar services which are either advised (i) separately, or (ii) at the time a facility is used. All costs, charges and expenses incurred or suffered by us, including legal costs and our internal management costs, arising at any time in connection with any facility or with any related security or guarantee are payable by you on demand.

- UNCOVERED PAYMENTS. An "uncovered payment" is a payment where the cleared credit balance or agreed credit facility is insufficient to meet that payment and all other payments requested, disregarding uncleared credits to that account. We do not accept any obligation to

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     made uncovered payments to third parties unless we have agreed to do so in writing. We need not make any uncovered payment which is in excess of any settlement risk limit.

- SET OFF. We may, without notice, set-off against any credit balances on any of your account(s) (in any currency), your liability in respect of any facilities (including any uncovered payment) and may combine accounts. We are authorised to use all or any such credit balances to buy such other currencies as may be necessary in order to exercise any rights of set-off to which we may be entitled.

- APPROPRIATION AND LIEN. Where more than one debt is owing to us we may use the whole or any part of any repayment to reduce or discharge the principal amount of your indebtedness as we may select, to meet any accrued interest or to discharge any other liabilities to us. We shall have a lien over securities of any kind and other items deposited by or on our behalf with us (including, without limitation, cheques given to us for collection).

- SECURITY. Unless the AOBT expressly provides otherwise, any mortgage, charge or debenture must be a first legal mortgage, charge or debenture over the unencumbered title of the property in question. You may not grant (or allow to be created) without our prior written consent any other security interest in the property in question or part with possession of it. We may, at our sole discretion, require from time to time additional valuations (at your expense) by such valuer as we may approve, of any or all of the assets held by us a security.

- ENVIRONMENT. You represent and warrant (both now and in the future) that you have and will comply in all material respects with any applicable environmental law, regulation or code of practice ("environmental law") and with the terms and conditions of any applicable

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     environmental licenses or other consents or approvals required by environmental law ("environmental licenses").

- INFORMATION. You must provide us with any information which we may at any time reasonable require, and must inform us of any material change of facts or circumstances. You authorise us to disclose to your auditors any such information concerning your accounts with us as they may from time to time require.

- CURRENCY ACCOUNTS. If in our opinion deposits in a currency are unavailable to us at any time to fund a currency drawing then we will not make a drawing available in that currency. All payments [including interest] require to be made by you under a facility in a currency other than sterling must be made in the currency of the drawing (The "Agreed Currency") and by credit to our account with such banking office as we may require.

     Any amount payable by you which is received by us in a currency other than the Agreed Currency, will be calculated by converting (at the prevailing spot rate of exchange on such date and in such market as we shall determine as being most appropriate) the Currency so received into the Agreed Currency. If the amount received is less than the relevant amount of the Agreed Currency then you will indemnify us for the deficiency and for any losses we may sustain as a result. You will in addition pay the costs of such conversion. All payments shall be deemed to have been made on such date as we shall determine in accordance with our normal practice from time to time.

- CURRENCY EQUIVALENTS. The Sterling/Currency Equivalent of any amount denominated in another currency shall be calculated by reference to the Bank's then current spot rate of


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     exchange for the purchase of the relevant currency with the currency in which the facility is denominated. We may calculate the aggregate Sterling/Currency Equivalents of all drawings outstanding/proposed at any time to determine compliance or otherwise with the relevant facility limit.

- CONTINGENT LIABILITIES. You will, on demand, pay to us an amount equal to the full face value of any contingent or future liabilities incurred by us at your request (such as letters of credit, bonds or guarantees). We may hold any such payment in our own name and may use it to meet such liabilities. You must in any event indemnify us against such liabilities and we will require you to execute a formal counter-indemnity in our standard form.

- NEGOTIATION. You agree that all foreign cheques submitted to us for negotiation and/or collection will be dealt with on the basis that you have good title to all cheques and that you agree to indemnify us against all liabilities claims losses costs and expenses including exchange fluctuations and agents' charges which may be imposed upon, asserted against or incurred by us in any way relating to or arising out of the negotiation and/or collection of cheques on your behalf. If the cheque is subsequently returned unpaid you authorise us to debit your account with the amount credited to our account plus any losses, costs, expenses or charges which we may have incurred.

- FORWARD EXCHANGE. Where we make a forward exchange facility available to you, you confirm and understand that no forward purchase or sale of foreign currency shall be made for investment purposes (see paragraph 8 of Schedule 1 of the Financial Services Act 1985) without our prior written consent.


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-    GENERAL.

         (a) Whenever facilities are subject to Part V of the Consumer Credit Act 1974 additional documents and procedures may be necessary before facilities can be drawn.

         (b) If we consider that any proposed payment or use of a facility might be made for an unlawful purpose, then we may refuse to make such a payment or allow such use.

         (c) We may give written notice or make demand by post or by hand or by facsimile machine or by other form of electronic communication. A notice or demand may be addressed to you at your Registered Office or address or the place of business last known to us and shall be deemed to have been received when transmitted or (if posted) on the business day after posting. We may use the facsimile number or electronic address last known to us.

         (d) The relationship between us, these General Terms and the AOBT are governed by English law and the English courts shall have jurisdiction in respect thereof. However when we consider it appropriate we may take proceedings against you in any other court of competent jurisdiction (whether concurrently or not with any other proceedings). These terms are in addition to the usual terms which apply to the relationship between a bank and its customer and to the operation of bank accounts (whether in credit or debit) and to the terms of your mandate with us and to all other consistent terms which may be implied by law.


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         (e) You must maintain a current account with us throughout the life of any facilities and we may charge to your current account all amounts, including interest, due in respect of any facility.


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